AMENDMENT NO. 2 TO AMENDED AND RESTATED REVOLVING LINE OF CREDIT
                   AGREEMENT AND OTHER LOAN DOCUMENTS

                     Dated as of September 24, 1998

 This AMENDMENT NO. 2 TO REVOLVING LINE OF CREDIT AGREEMENT AND OTHER LOAN DOCUMENTS between STANDARD MANAGEMENT CORPORATION, an Indiana corporation (the "Borrower"), and FLEET NATIONAL BANK, a national banking association (formerly known as Shawmut Bank Connecticut, National
Association) (the "Bank").

 PRELIMINARY STATEMENT.

          A.The Borrower and the Bank entered into an Amended and Restated Revolving Line of Credit Agreement dated as of November 8, 1996 (the "Credit Agreement"; the terms defined therein being used herein as therein defined unless otherwise defined herein).

          B.The Borrower and the Bank entered into an Amendment No. 1 to Revolving Line of Credit Agreement and Other Documents dated as of March 10, 1998, (the "Amendment No. 1" and together with the Credit Agreement are collectively, the "Existing Credit Agreement").

          C.The Borrower and the Bank have agreed to amend the Existing Credit Agreement, the Amended and Restated Note dated March 10, 1998 (the "First Amended Note") and the other Loan Documents to increase the principal amount available thereunder from $20,000,000 to $26,000,000.

          SECTION 1.AMENDMENTS TO EXISTING CREDIT AGREEMENT AND NOTE.

               (a)EXISTING CREDIT AGREEMENT. The Existing Credit Agreement and the First Amended Note are, effective as of the date hereof and subject to the satisfaction of the conditions precedent set forth in
Section 2 hereof, hereby amended as follows:
(i) COMMITMENT. The term "Commitment" contained in Section 2.1 is hereby modified to read as follows:
"Commitment" means the obligation of the Bank to make the Loans to the Borrower under this Agreement up to the aggregate principal amount not to exceed at any time outstanding Twenty Six Million Dollars ($26,000,000), as such amount may be reduced or otherwise modified from time to time.
(ii) REDUCTION OF COMMITMENT. Section 2.2 is hereby deleted in its entirety and the following is substituted in lieu thereof:
The Commitment shall be reduced to (i) $21,666,667 on March 10, 2000 so that, for the period beginning March 10, 2000 through March 9, 2001, the Revolving Credit Loans made by the Bank to the Borrower shall not in the aggregate exceed $21,666,667; (ii) $17,333,334 on March 10, 2001 so that, for the period beginning March 10, 2001 through March 9, 2002, the Revolving Credit Loans made by the Bank to the Borrower shall not in the aggregate exceed $17,333,334; (iii) $13,000,001 on March 10, 2002 so that, for the period beginning March 10, 2002 through March 9, 2003, the Revolving Credit Loans made by the Bank to the Borrower shall not in the aggregate exceed $13,000,001; (iv) $8,666,668 on March 10, 2003 so that, for the period beginning March 10, 2003 through March 9, 2004, the Revolving Credit Loans made by the Bank to the Borrower shall not in the aggregate exceed $8,666,668; (v) $4,333,335 on March 10, 2004 so that, for the period beginning March 10, 2004 through March 10, 2005, the Revolving Credit Loans made by the Bank to the Borrower shall not in the aggregate exceed $4,333,335.
(iii) CLOSING FEE. The Borrower agrees to pay to the Bank a closing fee equal to $60,000.
(iv)TICKING FEE. In order to induce the Bank to enter into this Amendment, the Borrower agrees to pay to the Bank a ticking fee on $6,000,000 at the rate of one-quarter of one percent (1/4 of 1%) per annum, based on a year of 360 days for the actual days elapsed, payable for the period beginning on August 19, 1998 and ending on September 23, 1998.
(v)USE OF PROCEEDS. The $6,000,000 increase in the Commitment afforded to the Borrower pursuant to this Amendment shall be used by the Borrower to finance the transactions contemplated under the Stock Purchase Agreement, as amended among the Borrower and Midwestern National Life Insurance Company of Ohio, an Ohio corporation.
     (vi) WARRANTS. In order to induce the Bank to enter into this Amendment, the Borrower shall deliver to the Bank on or prior to the date hereof, a Warrant, in the form attached hereto as EXHIBIT C, entitling the Bank to subscribe for and purchase 20,000 additional shares of common stock of the Borrower (said Warrant being referred to herein as the "Fifth Warrant"). The Bank has the immediate right under the Fifth Warrant to purchase 20,000 shares of common stock of the Borrower. The Bank acknowledges that the maximum number of shares of common stock of the Borrower which the Bank shall be entitled to purchase under the Fifth Warrant is 20,000 and that such shares must be purchased on or before August 19, 2005 pursuant to the terms of the Fifth Warrant.
     (vii)The amount "$37,500,000" in Section 9.1 of the Existing Credit Agreement is deleted and the amount "$61,000,000" is substituted therefore.
     (viii)The amount "$23,000,000" in Section 9.3 of the Existing Credit Agreement is deleted and the amount "$37,000,000" is substituted therefore.
(ix)The year "1997" in Section 9.3 of the Existing Credit Agreement is deleted and the year "1998" is substituted therefore.

               (b)NOTE. The First Amended Note is, effective as of the date hereof and subject to the satisfaction of the conditions precedent set forth in Section 2 hereof, hereby amended and restated in its entirety in the form of EXHIBIT A hereto.

          SECTION 2.CONDITIONS OF EFFECTIVENESS. This Amendment shall become effective when, and only when, the Bank shall have received counterparts of this Amendment executed by the Borrower and the Bank, and
Section 1 hereof shall become effective when, and only when, the Bank shall have additionally received all of the following documents, each document (unless otherwise indicated) being dated the date of receipt thereof by the Bank (which date shall be the same for all such documents), in form and substance satisfactory to the Bank:

               (a)The executed Amended and Restated Note in the form of EXHIBIT A hereto.

               (b)The executed Amended and Restated Pledge Agreement in the form of EXHIBIT B hereto, together with certificates representing the Pledged Shares referred to therein, accompanied by undated stock powers executed in blank.

               (c)The executed Fifth Warrant in the form of EXHIBIT C hereto.

               (d)The executed Amended and Restated Registration Rights Agreement in the form of EXHIBIT D hereto.

               (e)Evidence of all applicable insurance regulatory approvals, if any, which are necessary or required in connection with the Borrower's execution, delivery and performance of the Loan Documents.

               (f)A schedule of insurance then in effect pursuant to
Section 7.5 of the Existing Credit Agreement.

               (g)Certified copies of (i) the resolutions of the Borrower approving this Amendment and the matters contemplated hereby and thereby and (ii) all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to this Amendment and the matters contemplated hereby.

               (h)A certificate of the Secretary or an Assistant
Secretary of the Borrower certifying the names and true signatures of the officers of the Borrower, authorized to sign this Amendment and the other documents to be delivered hereunder.

               (i)A certificate of existence for each of the Borrower, Standard Life, Standard Marketing and Dixie National and Savers Life Insurance Company.

               (j)A favorable opinion of counsel for the Borrower (which may be delivered by in-house counsel) to the effect that this Amendment, and the Amended and Restated Note have been duly authorized, executed and delivered by the Borrower, and such instruments constitute the legal, valid and binding obligations of the Borrower enforceable against the Borrower in accordance with their respective terms, with references therein to the Credit Agreement to mean the Existing Credit Agreement as amended by this Amendment.

               (k)A certificate signed by a duly authorized officer of each Borrower stating that:
(i)The representations and warranties contained in herein, in Article 6 of the Existing Credit Agreement and in each other Loan Document are true and correct on and as of the date of such certificate as though made on and as of such date;
(ii)No event has occurred and is continuing which constitutes a Default or Event of Default; and
(iii)There has been no material adverse change in the business, management, operations, properties, prospects or condition (financial or otherwise) of the Borrower or any of its respective Affiliates or Subsidiaries since March 8, 1998.

               (l)Payment to the Bank of the Closing Fee pursuant to
Section 1 (a)(iii) of this Amendment.

               (m)Any other closing items reasonably required by the Bank.

          SECTION 3.REPRESENTATIONS AND WARRANTIES OF THE BORROWERS. Each Borrower represents and warrants as follows:

               (a)The execution, delivery and performance by the Borrower of this Amendment, the Amended and Restated Note and the Loan Documents, as amended hereby, to which it is a party have been duly authorized by all necessary action and do not and will not: (a) require any consent or approval of its shareholders; (b) contravene its certificate of incorporation and bylaws; (c) violate any provision of, or require any filing, registration, consent or approval under, any law, rule, regulation (including, without limitation, Regulation U), order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to the Borrower or any of its Subsidiaries or Affiliates; (d) result in a breach of or constitute a default or require any consent under any indenture or loan or credit agreement or any other agreement, lease or instrument to which such Borrower is a party or by which it or its properties may be bound or affected; (e) result in, or require, the creation or imposition of any Lien, upon or with respect to any of the properties now owned or hereafter acquired by such Borrower; or (f) cause the Borrower (or any Subsidiary or Affiliate, as the case may be) to be in default under any such law, rule, regulation, order, writ, judgment, injunction, decree, determination or award or any such indenture, agreement, lease or instrument.

               (b)This Amendment, the Amended and Restated Note and each other Loan Document, as amended hereby, to which the Borrower is a party is, or when delivered under this Amendment will be, a legal, valid and binding obligation of the Borrower enforceable against the Borrower in accordance with its terms, except to the extent that such enforcement may be limited by applicable bankruptcy, insolvency and other similar laws affecting creditors' rights generally.

               (c)There are no actions, suits or proceedings pending or, to the knowledge of the Borrower, threatened, against or affecting the Borrower or any of its Subsidiaries before any court, governmental agency or arbitrator, which may, in any one case or in the aggregate, materially adversely affect the ability of the Borrower to perform its obligation under this Amendment, the Amended and Restated Promissory Note or any of the other Loan Documents, as amended hereby.

          SECTION 4.REFERENCE TO AND EFFECT ON THE LOAN DOCUMENTS.

               (a)Upon the effectiveness of Section 1 hereof, on and after the date hereof each reference in the Existing Credit Agreement to "this Agreement," "hereunder," "hereof," "herein" or words of like import, and each reference in the other Loan Documents to the Credit Agreement and the Note and the Amendment No. 1 and the First Amended Note, shall mean and be a reference to the Existing Credit Agreement, the Note and the First Amended Note, as amended hereby. In addition, each reference in the other Loan Documents to the "Loan Documents" shall mean and be a reference to the Existing Credit Agreement, the Note and the First Amended Note, as amended hereby, together with each of the other documents to be delivered pursuant to Section 2 of this Amendment.

               (b)Except as specifically amended above and except to the extent that any of the Loan Documents are substituted for and replaced by the documents to be delivered pursuant to Section 2 of this Amendment, the Existing Credit Agreement, the Note and the First Amended Note, and all other Loan Documents, shall remain in full force and effect and are hereby ratified and confirmed.

               (c)The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Bank under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents.

          SECTION 5.COSTS, EXPENSES AND TAXES. The Borrower agrees to pay on demand all costs and expenses, if any (including, without limitation, reasonable counsel fees and expenses), in connection with the enforcement (whether through negotiations, legal proceedings or otherwise) of this Amendment, the Amended and Restated Note and the other instruments and documents to be delivered hereunder, including, without limitation, reasonable counsel fees and expenses in connection with the enforcement of rights under this Section 5. In addition, the Borrower shall pay any and all stamp and other taxes payable or determined to be payable in connection with the execution and delivery of this Amendment, the Amended and Restated Note and the other instruments and documents to be delivered hereunder, and agree to save the Bank harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such taxes.

          SECTION 6.EXECUTION IN COUNTERPARTS. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument.

          SECTION 7.GOVERNING LAW. This Amendment shall be governed by, and construed in accordance with, the laws of the State of Connecticut.

 IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

STANDARD MANAGEMENT CORPORATION



By_____________________________________
    Name:  Stephen M. Coons, Esq.
    Title:Executive Vice President and General    Counsel


FLEET NATIONAL BANK


By_____________________________________
Name:  James H. Steane II
Title:Vice President